Exhibit (10) (xxx)

COOPER TIRE & RUBBER COMPANY

NONQUALIFIED KEY EMPLOYEE DEFERRED COMPENSATION PLAN

ARTICLE I—PURPOSE

Section 1.1 Statement of Purpose: This is the Cooper Tire & Rubber Company Nonqualified Key Employee Deferred Compensation Plan, effective as of June 1, 2009. The purpose of this Plan is to provide additional compensation to certain designated key employees on a deferred basis as an incentive to retain their services for an extended period of time. The terms and conditions of the Plan are set forth below.

ARTICLE II—DEFINITIONS AND CONSTRUCTION

Section 2.1 Definitions. Whenever the following terms are used in this Plan they shall have the meanings specified below unless the context clearly indicates to the contrary:

(ll) “Account” means the bookkeeping account maintained by the Company pursuant to Article IV of the Plan for the purpose of accounting for the deferred incentive compensation plus earnings thereon.

(mm) “Administrator” means a committee consisting of one or more persons who shall be appointed by and serve at the pleasure of the Committee.

(nn) “Board” means the Board of Directors of the Company.

(oo) “Code” means the Internal Revenue Code of 1986, as amended from time to time; any reference to a provision of the Code shall also include any successor provision thereto.

(pp) “Committee” means the Compensation Committee of the Board.

(qq) “Company” means Cooper Tire & Rubber Company and any successor or successors thereto, and any affiliate or subsidiary of the Company which shall be included in the Plan by action of the Committee.

(rr) “Deferred Pay” means the amount of compensation the Company has designated in writing to a Participant in a Participation Agreement to be deferred pursuant to this Plan and contingent upon satisfaction of the requirements to earn the additional compensation as specified in the Participation Agreement.

(ss) “Disability” means the occurrence of any of the following events:

(iv) a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months;

(v) a Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can by expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under a Company accident and health plan;

(vi) a Participant is determined to be totally disabled by the Social Security Administration.

(tt) “Effective Date” means June 1, 2009.

(uu) “Employee” means any key employee of the Company who is designated by the Committee as an Employee eligible to participate in the Plan.

(vv) “Interest Rate” means the daily Money Market Annual Yield rate as reported in the Wall Street Journal.

(ww) “Participant” means any Employee who has been designated by the Committee as eligible to participate in the Plan, has been advised in writing by the Administrator that he is a Participant in the Plan and has executed and returned a Participation Agreement to the Administrator in accordance with the provisions of Section 3.1, or a former Employee retaining benefits under the Plan that have not been fully paid.

(xx) “Participation Agreement” means the agreement provided to a Participant by the Administrator in the form set forth in Section 3.1(b) and executed by the Participant.

(yy) “Plan” means the Cooper Tire & Rubber Company Nonqualified Key Employee Deferred Compensation Plan effective as of June 1, 2009 as it may, from time to time, be amended.

(zz) “Plan Year” means the 12-month period beginning January 1 and ending the following December 31.

(aaa) “Retirement” means retirement from the Company under the Company’s Spectrum Retirement Plan or retirement from a Non-US subsidiary or affiliate under local law.

(bbb) “Settlement Date” means the date on which Participant shall be entitled to Deferred Pay pursuant to the terms stated in the Participation Agreement.

(ccc) “Specified Employee” means any Participant designated by the Company as such in accordance with Treasury Regulation 1.409A-1(i) on December 31 each year.

(ddd) “Spectrum Retirement Plan” means the Cooper Tire & Rubber Company Spectrum Retirement Plan, as amended or restated from time to time.

(eee) “Trust” has the meaning set forth in Section 5.2(a).

(fff) “Trust Agreement” has the meaning set forth in Section 5.2(a).

(ggg) “Trustee” has the meaning set forth in Section 5.32a).

Section 2.2. Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary. The words “hereof,” “herein,” “hereunder,” and other similar compounds of the word “here” shall mean and refer to the entire Plan, and not to any particular provision or Section.

ARTICLE III—PARTICIPATION

Section 3.1. Eligibility and Participation.

(e) Eligibility. Eligibility to participate in the Plan for any Plan Year is limited to key Employees designated by the Committee.

(f) Participation. Participation in this Plan shall be limited to Employees who are notified in writing by the Administrator that they are a Participant in the Plan and who have properly completed, executed and filed their Participation Agreement with the Administrator. A properly completed and executed Participation Agreement shall be filed with the Administrator on or prior to the commencement of the deferral. Each Participation Agreement shall be effective only with regard to the amount designated as Deferred Pay in the Participation Agreement including earnings thereon.

ARTICLE IV—PARTICIPANT ACCOUNTS

Section 4.1. Establishment of Accounts. The Company shall establish an Account for each Participant.

Section 4.2. Crediting of Deferred Pay. The Deferred Pay shall be credited to the Participant’s Account as of the date of the Participation Agreement and shall remain in the Account until the Settlement Date. Any withholding of taxes or other amounts with respect to the crediting of the Deferred Pay to the Account which is required by state, federal or local law shall be withheld from the Participant’s non-deferred compensation.

Section 4.3. Adjustments to Accounts. The Participant’s Account shall be credited with interest with respect to the Account balance to be calculated not less frequently than monthly based upon the average of the daily Interest Rates until the Account is terminated.

Section 4.4. Statement of Accounts. At least annually, a statement shall be furnished to each Participant or, in the event of his death, to his Beneficiary showing the status of his Account as of the end of the most recent period, any changes in his Account since the date of the most recent statement furnished to the Participant, and such other information as the Administrator shall determine.

Section 4.5. Vesting of Accounts. A Participant shall at all times have an unvested and forfeitable interest in his Account balance until such time as the commitments and requirements of the Participation Agreement are fully met which shall result in Participant’s entitlement to the Deferred Pay Account balance.

ARTICLE V—FINANCING OF BENEFITS

Section 5.1. Financing of Benefits. Benefits payable under the Plan to a Participant or, in the event of his death, to his Beneficiary shall be paid by the Company from its general assets. Notwithstanding the fact that the Participants’ Accounts may be adjusted by an amount that is measured by reference to the earnings as provided in Section 4.3, no person entitled to payment under the Plan shall have any claim, right, security interest or other interest in any fund, trust, account, insurance contract, or asset of the Company which may be responsible for such payment.

Section 5.2. Funding if a Change in Control.

(c) Upon the earlier to occur of (i) a Change in Control or (ii) a declaration by the Board that a Change in Control is imminent, the Company shall promptly, to the extent it has not previously done so, and in any event within five (5) business days after such Change in Control (or on such fifth business day if the Board has declared that a Change in Control is imminent), create an irrevocable trust to hold funds to be used in payment of the obligations of the Company under the Plan, and the Company shall fund such trust by transferring for the Accounts of those Participants whom the Board has identified to the Trustee as having been affected by such Change in Control an amount sufficient to fund no less than the total value of such Participants’ Accounts under the Plan as of the most recent period to National City Bank or its successor (the “Trustee”) to be added to the principal of the trust under the Cooper Tire & Rubber Company Master Grantor Trust Agreement, between the Company and Trustee (the “Trust Agreement”), provided that any funds contained therein or in the Trust shall remain liable for the claims of the Company’s general creditors.

(d) Any payments of benefits by the Trustee to the Participant pursuant to the Trust Agreement shall, to the extent thereof, discharge the Company’s obligation to pay benefits under the terms of this Plan, it being the intent of the Company that assets in the Trust be held as security for the Company’s obligation to pay benefits under this Plan.

ARTICLE VI—DISTRIBUTION OF BENEFITS

Section 6.1. Settlement Date. A Participant or, in the event of his death, his Beneficiary shall be entitled to distribution of the balance of his Account, as provided in this Article VI, following his Settlement Date.

Section 6.2. Amount to be Distributed. The amount to which a Participant or, in the event of his death, his Beneficiary is entitled in accordance with the following provisions of this Article shall be based on the Participant’s Account balance determined as of his Settlement Date.

Section 6.3. Death. Except as provided with respect to a Specified Employee in Section 6.6 hereof, upon the death of a Participant, the Company shall, in accordance with this Article VI, pay to his Beneficiary as designated in the Participation Agreement (or, in the event there is no Beneficiary, to the estate of the Participant), as the case may be, the balance of his Account in a lump sum. Such payment shall be made as soon as possible and no later than the March 15th of the year following the death of the Participant and shall completely discharge the Company’s obligations under this Plan.

Section 6.4 Distribution in case of Death, Disability, or Retirement. Should a distribution be made under the Plan by reason of death, Disability, or Retirement, the amount of the Deferred Pay designated in the Participation Agreement to be distributed shall be pro-rated based upon the period from the date of the Participation Agreement until the date of death, Disability, or Retirement.

Section 6.5. Form of Distribution.

(f) As soon as practicable after the Participant’s Settlement Date occurs, but in no event later than 30 days following the Settlement Date, the Company shall distribute or cause to be distributed to the Participant the balance of the Participant’s Account as determined under Section 6.2.

(g) Distribution of a Participant’s Account shall be made by payment in cash in a lump sum unless the Participant has elected at least 12 months prior to the scheduled distribution to defer the payment pursuant to the provisions of the Company’s Executive Deferred Compensation Plan.

Section 6.6. Specified Employees. Notwithstanding anything herein that may be interpreted to the contrary, no distribution subject to Code Section 409(A) shall be made to a Specified Employee by reason of termination of employment until six (6) months after the date the Specified Employee’s employment terminated. After such six (6) month period has elapsed, any distributions deferred by reason of this Section 6.6 shall be distributed as soon as possible and no later than 30 days in a lump sum to the Participant and any additional scheduled distributions to which the Participant may be entitled shall be distributed to the Participant in accordance with this Section 6.

ARTICLE VII—ADMINISTRATION

Section 7.1. Administration.

(d) The Plan shall be administered by the Administrator. The Administrator shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

(e) The Administrator shall have sole and absolute discretion to interpret the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Participants and other persons, to decide disputes arising under the Plan and to make any determinations and findings (including factual findings) with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of the Plan. In furtherance of, but without limiting the foregoing, the Administrator is hereby granted the following specific authorities, which it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Administrator):

(iii) To determine the amount of benefits, if any, payable to any person under the Plan (including, to the extent necessary, making any factual findings with respect thereto);

All decisions of the Administrator as to the facts of any case, as to the interpretation of any provision of the Plan or its application to any case, and as to any other interpretative matter or other determination or question under the Plan shall be final and binding on all parties affected thereby.

(f) The Administrator may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be counsel to the Company.

Section 7.2. Binding Effect of Decisions. All decisions and determinations by the Administrator shall be final and binding on all parties. All decisions of the Administrator shall be made by the vote of the majority, including actions in writing taken without a meeting. All elections, notices and directions under the Plan by a Participant shall be made on such forms as the Administrator shall prescribe.

Section 7.3. Successors. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and to agree to perform this Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Plan shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by sale, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the Company for the purposes of this Plan), and the heirs, Beneficiaries, executors and administrators of each Participant.

Section 7.4. Indemnity of Committee and Administrator. The Company shall indemnify and hold harmless the members of the Committee and the Administrator and their duly appointed agents against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct by any such member or agent of the Committee and the Administrator.

Section 7.5. Expenses. All direct expenses of the Plan shall be paid by the Company.

ARTICLE VIII—MISCELLANEOUS

Section 8.1. No Guarantee of Employment. Nothing contained in the Plan shall be construed as a contract of employment between the Company and any Employee or Participant, or as a right of any Employee or Participant, to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any of its Employees or Participants, with or without cause

Section 8.2. Governing Law. All questions arising in respect of the Plan, including those pertaining to its validity, interpretation and administration, shall be governed, controlled and determined in accordance with the applicable provisions of federal law and, to the extent not preempted by federal law, the laws of the State of Ohio.

Section 8.3. Severability. Each section, subsection and lesser section of this Plan constitutes a separate and distinct undertaking, covenant and/or provision hereof. Whenever possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law. In the event that any provision of this Plan shall finally be determined to be unlawful, such provision shall be deemed severed from this Plan, but every other provision of this Plan shall remain in full force and effect, and in substitution for any such provision held unlawful, there shall be substituted a provision of similar import reflecting the original intention of the parties hereto to the extent permissible under law.

Section 8.4. Withholding Taxes. If the Company is required to withhold any taxes or other amounts from a Participant’s Account upon settlement pursuant to any state, federal or local law, such amounts shall be withheld from the amounts paid under the Plan.

Section 8.5. Legal Fees, Expenses Following a Change in Control. If following a Change in Control it should appear that the Company has failed to comply with any of its obligations under this Plan or in the event that the Company or any other person takes any action to declare this Plan void or unenforceable, or institutes any litigation designed to deny, or to recover from, the Employee the benefits intended to be provided to such Employee hereunder, the Company irrevocably authorizes such Employee to retain counsel of his or her choice, at the expense of the Company, as hereafter provided, to represent such Employee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to such Employee’s entering into an attorney-client relationship with such counsel, and in that connection the Company and such Employee agree that a confidential relationship shall exist between such Employee and such counsel. Following a Change in Control, the Company shall pay and be solely responsible for any and all attorneys’ and related fees and expenses incurred by such Employee as a result of the Company’s failure to perform under this Plan or any provision thereof; or as a result of the Company or any person contesting the validity or enforceability of this Plan or any provision thereof.

IN WITNESS WHEREOF, Cooper Tire & Rubber Company has caused this instrument to be executed in its name as of the Effective Date.

COOPER TIRE & RUBBER COMPANY

By:	/s/ Roy V. Armes
Roy V. Armes Chairman of the Board, President and Chief Executive Officer